                                                                    EXHIBIT 10.1


                       ASSET PURCHASE AND SALE AGREEMENT

        THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement"), is made this 27 day of April, 1999, by and between MEGA GROUP, INC., a New York corporation, with an address, for the purposes hereof, at 313 Ushers Rd. Ballston Lake NY 12019 (the "Seller"), and GLOBAL UNDERWRITERS AGENCY, INC. ("Buyer"), a New York corporation, with an address, for the purposes hereof, at 313 Ushers Rd Ballston Lake NY 12019.

        WHEREAS, Seller is currently engaged in the property and casualty insurance business; and

        WHEREAS, Seller desires to sell to the Buyer and the Buyer desires to purchase from Seller, certain of the business assets belonging to the Commercial Lines division of the Seller; and

        WHEREAS, the parties hereto are desirous of memorializing herein their mutual understanding and agreement with respect to the purchase by Buyer of certain assets of Seller.

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

        1.      ASSETS PURCHASED.

        Subject to the terms and conditions hereafter set forth, Seller will sell to the Buyer and the Buyer will purchase from Seller, those assets, both tangible and intangible, including but not limited to: insurance renewals, customer lists, files, records, expirations, office supplies and equipment, furniture, fixtures, other equipment listed and described on Exhibit "A" attached hereto and made a part hereof for all purposes (hereinafter the "Assets"). Except for the Assets specifically listed on Exhibit "A", the Seller shall retain title to all of its other assets.

        2.      PURCHASE PRICE.

        The Purchase Price for the Assets shall be TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS and shall be payable as follows:

                i. $150,000.00 by bank or certified check on the date of closing.

                ii. $100,000.00 by Buyer's non-negotiable promissory note in form and substance acceptable to the parties and their respective counsel (the "Mega Note"). Among the terms to be included in the Mega Note, shall be a provision for the payment of interest at an annual rate of eight percent (8%). The Mega Note shall contain repayment terms providing for payment of principal plus interest. Principal shall be paid in accord with the following schedule: $1,000.00 per month for the first two (2) years of the term of the Mega Note, then $2,000.00 per month for the ensuing three (3) years and a balloon payment of all outstanding principal plus accrued and as yet unpaid interest on the fifth (5th) anniversary of the date of the Mega Note. The Mega Note may be prepaid without penalty or prepayment consideration.

        The purchase price shall be allocated as follows:

                ITEM                                                    AMOUNT
                ----                                                    ------
                Policy expirations and renewals:                        $100,000.00

                Furniture, fixtures, equipment and supplies:            $12,000.00

                Good Will:                                              $120,000.00

                Prepaid Rental Agreement:               $18,000.00

                3.      ALLOCATION OF PREMIUMS AND COMMISSIONS.

        Seller and Buyer agree that all premiums on policies with an effective or renewal date before April 30, 1999 or the actual closing date, if different, are to be billed and collected by the Seller, and the Seller is to make net payment to the carrier for same. Commissions on Commercial Lines payable on or after April 30, 1999, including direct bill commissions for General Accident Commercial Lines received in April, 1999 (hereinafter, the "Buyer Commissions") shall belong to the Buyer, regardless of the effective date of any policy or transaction regardless of the date hereof or of the date on which the transaction contemplated hereby closes. Seller covenants and agrees to make timely payment of balances due to insurance carriers or to customers for premiums for which it is responsible. Buyer and Seller agree to promptly remit to each other premiums, commissions and documents that belong to the other party.

        4. PROFIT SHARING AND INCENTIVE COMMISSIONS. All profit sharing and incentive commissions earned by Seller in calendar year 1999 and allocated to Commercial Lines shall be promptly payable in their entirety to Buyer.

        In the event that an insurance company issues a single check to Seller combining such incentive commissions and profit sharing for Commercial Lines and Personal Lines such monies shall be distributed between Buyer and Seller in the same proportion as the amount of Commercial Lines premiums bears to the total premiums received by the insurance company delivering the check in question.

        5.      REPRESENTATIONS AND WARRANTIES OF SELLER.

        Seller makes the following representations and warranties to the Buyer:

        a. Seller is duly organized and validly exists and is in good standing under the laws of the State of New York, with full power to own its assets and conduct is business as the same are presently owned and conducted. Seller its licensed by the New York State Insurance Department for and is authorized to sell all insurance products presently included in its book of business. Seller has good and marketable title to the Assets, free and clear of any interest, lien, claim or encumbrance whatsoever and has or will pay or discharge each and every liability arising out of the operation of Seller's business and attributable to such Assets prior to the Closing Date.

        b. Seller is duly licensed by the Insurance Department of the State of New York as an insurance agent and is a party to currently effective agency agreements with all the following insurance companies:

                Travelers Insurance Co.         Utica First
                CNA Insurance Co.               Wm. H. McGee
                CGU Insurance Co.               St. Paul Ins.
                Hartford Insurance Group        Merchants Ins.
                Blue Ridge Insurance            Utica National
                Eastern Mutual Ins.             Chubb Group
                Amwest                          Security Mutual
                New York Mutual                 Zurich Ins. Co.
                General Accident

        c. All commissions owed and payable to producers, brokers, and cluster agents for Commercial Lines business will have been paid to them within five (5) days of Closing, including, but not limited to commissions owed to J&J Insurance, DebRoy Agency, Pardee's Agency, Merrell-Benco, KBS International, Northeast General

                Services, and Mark Long.

        d. The Seller has received no notice or communication, written or oral, from any insurance company represented by the Seller nor has it received any information of any nature whatever which would lead a reasonably prudent business person to believe that any insurance company presently represented by the Seller intends or is in any way considering terminating the agency relationship between such insurance company and the Seller.

        e. All tax returns required to be filed by Seller have been timely filed and all taxes due and payable thereon have been paid.

        f. There are no legal actions or proceedings pending or threatened against Seller and Seller is not a party to or the subject of nor has it received any written or other notice of any pending or threatened investigation, hearing or proceeding by any governmental agency court or governmental entity which could have a material adverse affect on the transaction contemplated hereby or on the Assets to be conveyed hereunder; except such matters involving Herman Adler, Thomas Geiselhart, Becking and Smith, Marine Midland Bank and Honen & Wood, P.C. As to such matters, the Buyer has been made aware of them and elects to proceed hereunder notwithstanding.

        g. During the period from the date hereof the Closing, Seller shall:

                i. Conduct its business and operations in substantially the same manner in which the same have heretofore been conducted and maintain its books of account in a manner that fairly represents its business transactions;

                ii. Use best efforts to maintain and preserve the business organization intact and to preserve, subject to changes in the ordinary course of business, relationships with employees, customers, suppliers and others having business relations with it;

                iii. Not take any action which would cause the representations and warranties made by Seller herein to be materially inaccurate at the Closing, or otherwise interfere with the transactions contemplated hereby.

        h. No representation or warranty made by Seller and no schedule, exhibit, certificate, document or other instrument furnished to the Buyer pursuant to this Agreement knowingly contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading.

        i. By closing on this transaction, the Seller reaffirms that each warranty and representation made herein is accurate as of the Closing Date, and it further recognizes and agrees that it is under a continuing obligation to bring to the attention of the Buyer, in writing, any change or occurrence which, in the exercise of utmost good faith, might influence the Buyer in its decision to purchase the Assets hereunder.

        6.      REPRESENTATIONS OF BUYER.

        The Buyer makes the following representations to the Seller:

        a. The Buyer is a corporation organized, validly existing and in good standing under the laws of the State of New York.

        b. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been authorized by the Shareholders, if necessary, and the Board of Directors of the Buyer.

        7.      CLOSING.

        The closing of the transaction contemplated hereby (the "Closing" or "Closing Date") shall take place on April 1, 1999 in the offices of the attorneys for Buyer. All adjustments shall be made as of April 1, 1999.

        At the Closing, Seller and the Buyer will deliver the following items to each other:

        a.      Seller's Closing Items:

                i. A general assignment and executed bill of sale and other necessary documents of title in form reasonably satisfactory to counsel for Buyer as shall be necessary or expedient to transfer to Buyer the Assets.

                ii. An opinion of counsel by counsel for the Seller opining that upon execution and delivery, this Agreement, and all ancillary agreements executed in connection herewith, constitute legally valid and binding obligations of the Seller and are enforceable against each of them in accordance with the terms of such agreements subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of contractual rights generally together with any and all other matters as Buyer and/or Buyer's counsel may reasonably require.

        b.      The Buyer's Closing Items:

                i. Payment of the Purchase Price, in the manner described herein, including delivery of executed promissory notes.

        8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

                The obligations of the Buyer hereunder are subject to the fulfillment, at or prior to the Closing, of the following conditions:

        a. All representations and warranties of the Seller contained herein and in any exhibit, certificate, document or other instrument delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing with the same force and effect as though such representations and warranties had been made on the Closing, except as otherwise contemplated by this Agreement.

        b. The Seller shall have performed and complied with all of the material terms, covenants and conditions of this Agreement to be performed or complied with by it, on or before the Closing.

        c. No action, suit or proceeding shall have been instituted or threatened before any court or governmental body by any governmental agency or body to restrain or prevent the carrying out of the transactions contemplated hereby.

        d. Seller shall have complied with the "Bulk Sale" laws of the State of New York and shall have filed the requisite documents and instruments with the appropriate governmental authorities to evidence such compliance.

        9.      CONDITIONS PRECEDENT TO OBLIGATION OF SELLER.


        The obligations of the Seller under this Agreement are subject to the fulfillment, on or before the Closing, of the following conditions:

        a. All representations and warranties of the Buyer contained herein and in any certificate or other instrument delivered by the Buyer pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct on the Closing with the same force and effect as though such representations and warranties had been made on the Closing.

        b. The Buyer shall have performed and complied with all of the material terms, covenants and conditions of this Agreement to be performed or complied with by it on or before the Closing Date.

        10.     INDEMNITY.

        Seller agrees to indemnify and hold Buyer harmless against and in respect of:

        (a) any damage or deficiency resulting from any misrepresentation, breach of warranty, tax deficiency or nonfulfillment of any agreement on the part of Seller hereunder, or from any misrepresentation in or omission from any schedule, certificate or other instrument furnished hereunder:

        (b) any liability of Seller not expressly assumed by Buyer hereunder;

        (c) All actions, suits, proceedings, claims, demands, judgments, assessments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing.

        Buyer shall give Seller prompt written notice of any claim made against it which, if valid, would give rise to a claim for indemnification under this section and Seller may, at its option, employ counsel to defend against the claim at Seller's own expense in the names of Seller or Buyer. Buyer will take all necessary action to cooperate in all ways necessary to assist Seller in such defense, provided same is without cost to Buyer. If Seller fails to defend against any such claim, Buyer shall use its best efforts to defend or minimize such claim, but the determination of Buyer in good faith as to the handling thereof shall be final.

        If any claim which gives rise to a claim for indemnification under this section shall result in a judgment, decree, injunction, award or lien against Buyer, Seller shall upon demand satisfy, discharge or effectively stay the enforcement of same until satisfied or discharged. To the extent that Buyer incurs any liability, cost or expenses with respect to any claim for which it is indemnified hereunder and provided that Buyer has given Seller the notice of such claim as required by this section, and further provided that Seller is not, in good faith, defending such claim, such liability, cost or expense may be set-off by Buyer against any amounts owed by Seller by Buyer, without in any manner limiting Buyer's right to seek any other remedy at law or in equity against Seller. Notwithstanding the foregoing, Buyer may exercise its right of set-off hereunder even though Seller is, in good faith, defending such claim, if such claim shall result in a judgment, decree, injunction, award or lien against Buyer and Seller has not satisfied, discharged or effectively stayed the enforcement of same. The covenants contained in this section shall survive the Closing.

        11.     SEVERABILITY.

        The provisions of this Agreement shall be interpreted in such a manner as to comply with all applicable laws to the fullest extent possible; but if, notwithstanding such interpretation, any provision is determined to be illegal, invalid, or unenforceable, the remaining provisions of this Agreement shall not be affected, shall remain in full force, and shall continue to be binding upon the parties.

        12.     SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

        All representations, warranties and agreements of Seller which are contained herein which are not fully performed at or prior to the time of the Closing shall survive the Closing.

        13.     SALES TAX

        Any and all obligations to pay sales and/or use tax arising out of this transaction shall be those of the Buyer. The Buyer agrees to indemnify and hold the Seller harmless against any loss, deficiency, interest or penalty arising out of the Buyer's failure to fulfi1l its obligation to pay sales and/or use tax in connection with this transaction.

        14.     BROKERAGE COMMISSION.

        The parties hereto agree that no broker was involved in this transaction and agree to mutually indemnify each other from any claims of brokers or finders.

        15.     SUBORDINATION OF 1NTEREST.

        Seller acknowledges that Buyer must obtain bank financing to consummate the transactions contemplated hereunder. Seller agrees that they shall subordinate any indebtedness owed to them by Buyer or the principals of Buyer to the lien and interest of any commercial lender from whom Buyer acquires financing to consummate this transaction.

         16.     HIRING OF PERSONNEL/SOLICITATION OF CLUSTER AGENTS.


        From and after the date of the Closing, Buyer shall be free to hire any personnel from the Commercial Lines division of Seller as Buyer may deem advisable and may solicit any and all agents for purposes of placement of insurance business as Buyer may deem advisable. William Kloc's employment agreement with Seller is terminated as of the closing date and Seller hereby releases William Kloc from any and all obligations Kloc may have under and pursuant to any employment agreement Kloc may have or had with Seller.

        17.     OFFICE EXPENSE.

        As part consideration for the Purchase Price received by the Seller, Seller shall provide to

Buyer office space, use of a conference room, telephone service, postage (with the exception of bulk mailing) and use of all of Seller's office equipment not transferred to Buyer hereunder, office supplies, bookkeeper and a receptionist for a period of twelve (12) months (the "Free Rent Period") following the date hereof. Seller shall provide to Buyer a separate listing on the building director at Seller's location. Buyer may continue the arrangement at its election, for one year following the Free Rent Period at a fixed cost of Eighteen Thousand and no/100 ($18,000.00) Dollars for such additional year, said sum to be paid in twelve (12) equal installments, in advance, on the first day of each month during such extended term.

        18.     ARBITRATION.

        Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration at Albany, New York in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered thereon may be entered in any Court having jurisdiction thereof.

        19.     ANNOUNCEMENTS AND CONFIDENTIALITY.


        Prior to or after the closing, no announcement shall be made respecting this Agreement or any transaction contemplated herein unless approved by the parties.

        2O      EXPENSES.

        Each of the parties to this Agreement shall bear its or his own expenses in connection with the transactions contemplated hereby.

        21.     NOTICES.

        Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given when sent by certified mail addressed as follows:

                       If to the Sel1er, to it at:

                       313 Ushers Rd.
                       --------------------------
                       Ballston Lake NY 12019
                       --------------------------

                       If to the Buyer, to it at:

                       313 Ushers Rd.
                       --------------------------
                       Ballston Lake NY 12019
                       --------------------------

or to such other address as either of the parties may designate by notice to the other.

        22.     AGENT OF RECORD.

        Seller will cooperate with the Buyer in the obtaining appointment as agent of record for all insurance accounts or customers of Seller existing on the date hereof and included herein.

        23.     BENEFIT.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.

        24.     ENTIRE AGREEMENT.

        This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and shall not be changed or terminated orally.

        25.     NEW YORK LAW.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                     MEGA GROUP, INC.


                                     BY: /s/ STEVE GREGORY
                                          ------------------------------
                                     Name:
                                     Title: President



                                     GLOBAL UNDERWRITERS AGENCY, LNC.


                                     By:  /s/ RICHARD PUFPAFF
                                          ------------------------------
                                     Name:  Richard Pufpaff
                                     Title: President

                 STATE OF NEW YORK    )
                                      )SS.:
                 COUNTY OF            )



        On the 27 day of April, 1999, before me, the undersigned. a notary public in and for said state, personally appeared Steve Gregory, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                       /s/ [SIG]
                                                       -----------------------
                                                       Notary Public

                 STATE OF NEW YORK    )
                                      )SS.:
                 COUNTY OF SARATOGA   )



        On the 27 day of April, 1999, before me, the undersigned, a notary public in and for said state, personally appeared Richard Pufpaff, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledaed to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                       /s/ [SIG]
                                                       -----------------------
                                                       Notary Public

                                    EXHIBIT A

                                     ASSETS

                   List of Furniture, Fixtures and Supplies

                 5 file cabinets -5 drawer                        $500.00
                 2 file cabinets -4 drawer                         200.00
                 4 file cabinets -2 drawer                         400.00
                 2 file cabinets -3 drawer                         200.00
                 2 work stables                                  1,000.00
                 4 work stations                                 6,600.00
                 1 desk                                            800.00
                 1 credenza                                        300.00
                 10 chairs                                         600.00
                 1 bookshelf                                       300.00
                 misc. bins, file holders                          100.00
                 1 rating computer                               1,000.00
                                                                  -------
                                                                12,000.00

                    TO ALL TO WHOM THESE PRESENTS SHALL COME,
                                 OR MAY CONCERN:

GREETING: KNOW YE, that MEGA GROUP, INC., a corporation organized and existing under and by virtue of the laws of the State of New York, for and in consideration of the sum of FIFTY THOUSAND AND XX/100 ($50,000.00) DOLLARS lawful money of the United States of America to it in hand paid by GLOBAL UNDERWRITERS AGENCY, INC., the receipt whereof is hereby acknowledged, has remised, released, and forever discharged, and by these presents does for itself, its successors and assigns, remise, release and forever discharge the said GLOBAL UNDERWRITERS AGENCY, INC., its successors and assigns, of and from all liability or claims for monies due and owing to the said MEGA GROUP, INC. for and under a $100,000.00 promissory note dated on or about April 29, 1999.


IN WITNESS WHEREOF, the said MEGA GROUP, INC. has caused theses presents to be signed by its duly authorized officer the ____ day of February in the year Two Thousand.


                                             MEGA GROUP, INC.
                                             By: /s/ STEVEN GREGORY
                                                ---------------------------
                                             STEVEN C. GREGORY,  President



                 STATE OF NEW YORK    )
                                      )SS.:
                 COUNTY OF SARATOGA   )



        On the 15th day of February, 2000, before me, the undersigned, personally appeared STEVE C. GREGORY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                       /s/ STEVEN A. PECHENIK
                                       ---------------------------------
                                       Notary Public, State of New York


                                             STEPHEN A. PECHENIK
                                       NOTARY PUBLIC, STATE OF NEW YORK
                                        QUALIFIED IN RENSSELAER COUNTY
                                       COMMISSION EXPIRES APRIL 30, 2000